UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2014, Homeland Energy Solutions, LLC ("Homeland") executed an Independent Contractor Agreement (the "Agreement") with its President and Chief Executive Officer, Walter W. Wendland. The Agreement has an effective date of May 12, 2014.

For services rendered, Mr. Wendland will be paid compensation of $10,850 per month. Mr. Wendland will be entitled to continue to participate in the Executive Bonus Compensation Plan (the "Plan") as a "Shared Manager" and his previously granted bonus shall continue to vest according to the terms of the Plan. The term of the Agreement is through December 31, 2014 and automatically extends on a month to month basis thereafter unless earlier terminated as provided in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: July 9, 2014	/s/ David Finke
David Finke
Chief Financial Officer